James M. Halley Q.C.
M. Douglas Howard
Alexander Petrenko
William D. Holder
Diane M. Bell
Kenneth K.C. Ing
Ross D. Tunnicliffe
James A. Speakman
John C. Fiddick
Bonnie S. Elster
William L. Macdonald
Allyson L. Baker
L.K. Larry Yen
Jane Glanville
Sean D. Vanderfluit
Cam McTavish
Kari Richardson
Sarah W. Jones	David W. Buchanan, Q.C.
W.W. Lyall D. Knott, Q.C.
Bernard Pinsky
Nigel P. Kent
Anne L.B. Kober
Darren T. Donnelly
Kevin J. MacDonald
Kerstin R. Tapping
D. Lawrence Munn
Virgil Z. Hlus
Aaron B. Singer
Warren G. Brazier
Veronica P. Franco
Peter M. Tolensky
Richard T. Weiland
Valerie S. Dixon
Vikram Dhir	Derek J. Mullan, Q.C.
William A. Ruskin
Roy A. Nieuwenburg
Douglas W. Lahay
R. Brock Johnston
Mark S. Weintraub
Don C. Sihota
Ethan P. Minsky
R. Glen Boswall
Samantha Ip
Thea L. Koshman
Grant Y. Wong
Krista Prockiw
Thomas S. Wachowski
Adam I. Zasada
Tasha L. Coulter
Adam M. Dlin	R. Stuart Wells
Patrick A. Williams
William C. Helgason
David W. Kington
Neil P. Melliship
Neo J. Tuytel
Gerald J. Shields
Brock H. Smith
Hannelie G. Stockenstrom
Jonathan L.S. Hodes
Tony Fogarassy
Amy A. Mortimore
Brent C. Clark
Keri T. Grenier
Andrea M. East
David J. Fenrich
Danielle M. Leslie
Our File No. 26798-7/BIP/872833.1

Associate Counsel: Nicole M. Byres
Associate Counsel: Michael J. Roman

	Canada	United States	International
	1 Alberta	4 California	11 Hong Kong
	2 Manitoba	5 Colorado	12 South Africa
	3 Ontario	6 District of Columbia	13 United Kingdom
June 27, 2006		7 Florida
8 New York
9 Virginia
10 Washington

Pluristem Life Systems, Inc.
Matam Centre
Building 20
Haifa, 31905
Israel

Dear Sirs:

Re:	Pluristem Life Systems, Inc.- Registration Statement on
Form SB-2/A Amendment No. 1 filed June 27, 2006

     We have acted as counsel to Pluristem Life Systems, Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2/A Amendment No. 1 (the "Registration Statement"), through which up to 330,059,239 shares of the Company's common stock (the "Registered Shares"), without par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders as further described in the Registration Statement filed on June 27, 2006.

     In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and

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(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

     In addition, we have examined such other documents and interviewed representatives of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

     Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that the Registered Shares to which the Registration Statement and Prospectus relate:

  that have been issued prior to the date of the Registration Statement were duly and validly authorized and issued, as fully paid and non-assessable common shares in the capital of the Company;

  that will be issued upon exercise of the share purchase warrants described in the Registration Statement have been duly and validly authorized, and will, if and when issued in accordance with the terms of the share purchase warrants, including full payment, be issued as fully paid and non-assessable shares in the capital of the Company; and, that will be issued upon conversion of the senior convertible debenture described in the Registration Statement have been duly and validly authorized, and will, if and when issued in accordance with the terms of the senior convertible debenture, including full payment, be issued as fully paid and non-assessable shares in the capital of the Company.

     This opinion letter is opining upon and is limited to the current federal laws of the United States and the Nevada General Corporation law, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Yours truly,

/s/ Clark Wilson LLP

cc: United States Securities and Exchange Commission